UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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RegeneRx Biopharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Allan L. Goldstein Ph.D.
Chairman and Chief Scientific Officer
June 16, 2009
Dear Fellow Stockholder:
You are cordially invited to attend the 2009 Annual Meeting (the “Meeting”) of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the “Company”), to be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, July 29, 2009, at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA.
An important aspect of the Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (i) the election of six directors of the Company, and (ii) the ratification of the appointment of Reznick Group, P.C. (“Reznick”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009.
The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of the Board of Directors’ nominees as directors specified under Proposal 1; and “FOR” the ratification of the appointment of the independent registered public accounting firm specified under Proposal 2.
I encourage you to attend the Meeting in person. Whether or not you plan to attend, please vote your shares and sign, date and return the proxy mailed to you, or vote over the telephone or the Internet as instructed in these materials. as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.
Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. I want to express my appreciation for your confidence and support.
Very truly yours,
Allan L. Goldstein, Ph.D.
Chairman of the Board
RegeneRx Biopharmaceuticals, Inc. | 3 Bethesda Metro Center, Suite 630, Bethesda, MD 20814
PHONE 301.280.1992 | FAX 301.280.1996 | WEB www.regenerx.com

REGENERX BIOPHARMACEUTICALS, INC.
3 Bethesda Metro Center, Suite 630
Bethesda, Maryland 20814
(301) 280-1992
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 29, 2009
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, July 29, 2009 at 11:00 a.m. local time at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA, for the following purposes:
1.	To elect the Board’s six nominees for director to serve until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Reznick Group, P.C. (“Reznick”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is June 10, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Allan L. Goldstein, Ph.D.
Chairman of the Board
Bethesda, Maryland
June 16, 2009
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

REGENERX BIOPHARMACEUTICALS, INC.
3 Bethesda Metro Center, Suite 630
Bethesda, Maryland 20814
(301) 280-1992
PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
July 29, 2009
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about June 16, 2009 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after June 26, 2009.
How do I attend the annual meeting?
The meeting will be held on Wednesday, July 29, 2009 at 11:00 a.m. local time at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 16th Floor, 11951 Freedom Drive, Reston, Virginia. Directions to the annual meeting may be found at http://www.cooley.com/about/office_detail.aspx?OfficeID=000036907003. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on June 10, 2009 will be entitled to vote at the annual meeting. On this record date, there were 54,675,122 shares of Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on June 10, 2009 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on June 10, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?
There are two matters scheduled for a vote:
•	Election of six directors;
•
Ratification of the selection of Reznick Group, P.C. (sometimes referred to as Reznick) by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy on the Internet or vote by proxy using a proxy card that you may request as set forth above, or that we may deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on July 28, 2009 to be counted.

•
To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on July 28, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of June 10, 2009.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director, and “For” the ratification of the appointment of Reznick as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy or revoke my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or on the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 17, 2010, to the Company’s Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. If you wish to bring a matter before the stockholders at next year’s annual meeting outside of our proxy materials and you do not notify us before May 1, 2010, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. If you wish to nominate a director for election at next year’s annual meeting, any such nomination shall be made by notice, in writing, to the Company’s Secretary not less than 14 days, nor more than 50 days, prior to the meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?
•
For the election of directors, the six nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposal No. 2, the ratification of the appointment of Reznick as our independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 54,675,122 shares outstanding and entitled to vote. Thus, the holders of 27,337,562 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of 2009.

Proposal 1
Election Of Directors
The Company’s Board of Directors consists of six directors. There are six nominees for director this year. Each director to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting. All of the directors attended the 2008 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Nominees
The following is a brief biography of each nominee for director, with ages as of April 15, 2009.

			Director
Name	Age	Principal Occupation/Position Held	since

Allan L. Goldstein	71	Former Chairman, Department of Biochemistry and Molecular Biology, The George Washington University School of Medicine and Health Sciences; Founder, Chairman of the Board and Chief Scientific Advisor	1982

J.J. Finkelstein	57	President, Chief Executive Officer and Director	2002

Richard J. Hindin	66	Entrepreneur	2002

Joseph C. McNay	75	Chairman, Chief Investment Officer and Managing Principal, Essex Investment Management Company	1987

Mauro Bove	54	Head of Corporate and Business Development and Director, Sigma-Tau Finanziaria S.p.A and certain of its affiliates	2004

L. Thompson Bowles	77	Retired, former thoracic surgeon and former Dean of Medicine and Professor of Surgery, The George Washington University School of Medicine and Health Sciences	2006
Dr. Goldstein has served as the Chairman of our Board of Directors and our Chief Scientific Advisor since he founded our company in 1982. Dr. Goldstein has been a Professor of Biochemistry since 1978 and previously served as Chairman of the Department of Biochemistry and Molecular Biology at the George Washington University School of Medicine and Health Sciences. Dr. Goldstein is a recognized expert in the field of immunology and protein chemistry, having authored over 430 scientific articles in professional journals. He is also the inventor on over 25 issued and/or pending patents in biochemistry, immunology, cardiology, cancer and wound healing. Dr. Goldstein discovered several important compounds, including Ta1, which is marketed worldwide, and Tb4, which is the basis for RegeneRx’s clinical program. Dr. Goldstein has served on the Board of Trustees of the Sabin Vaccine Institute since 2000 and on the Board of Directors of the Richard B. and Lynne V. Cheney Cardiovascular Institute since 2006. Dr. Goldstein has also done pioneering work in the area of medical education, developing distance learning programs offered through “Frontiers in Medicine,” a medical education series that Dr. Goldstein developed.

Mr. Finkelstein has served as our President and Chief Executive Officer and a member of our Board of Directors since 2002. Mr. Finkelstein also served as our Chief Executive Officer from 1984 to 1989 and as the Vice Chairman of our Board of Directors from 1989 to 1991. Mr. Finkelstein has worked as an executive officer and consultant in the bioscience industry for the past 27 years, including serving from 1989 to 1996 as chief executive officer of Cryomedical Sciences, Inc., a publicly-traded medical device company. Mr. Finkelstein has significant experience in developing early-stage companies. He has been responsible for the regulatory approval and marketing of several medical devices in the U.S. and abroad. Mr. Finkelstein has served on the executive committee of the Board of Directors of the Technology Council of Maryland since 2006, MdBio, Inc. since 1998 and currently chairs the MDBio Foundation, all of which are non-profit entities that support bioscience development and education in the State of Maryland. Mr. Finkelstein received a business degree in finance from the University of Texas.
Mr. Hindin has served as a member of our Board of Directors since 2002. Mr. Hindin has been an entrepreneur during his more than 40 year career and is currently the principal stockholder and president of Chicken Out Rotisserie, Inc. Mr. Hindin has served since 1987 as a member and since 1989 as the chairman of the board of directors of The Institute for Advanced Studies in Aging & Geriatric Medicine, or IASIA, a non-profit corporation that disseminates medical information to the public as well as providing the pharmaceutical industry with an independent source for testing vaccines and drugs for the elderly.
Mr. McNay has served as a member of our Board of Directors since 2002. He is currently Chairman, Chief Investment Officer and Managing Principal of Essex Investment Management Company, LLC, positions he has held since 1976 when he founded Essex. He has direct portfolio management responsibilities for a variety of funds and on behalf of private clients. He is also a member of the firm’s Management Board. Prior to founding Essex, Mr. McNay was Executive Vice President and Director of Endowment Management & Research Corp. from 1967. Prior to that, Mr. McNay was Vice President and Senior Portfolio Manager at the Massachusetts Company. Currently he is serving as Trustee of National Public Radio, Trustee of the Dana Farber Cancer Institute, and is a Trustee and member of the Children’s Hospital Investment Committee. He received his A.B. degree from Yale University and his M.B.A. degree in finance from the Wharton School of the University of Pennsylvania.
Mr. Bove has served as a member of our Board of Directors since 2004 and has more than 25 years of business and management experience within the pharmaceutical industry. Mr. Bove is currently the Head of Corporate & Business Development and serves on the board of Sigma-Tau Finanziaria S.p.A., the holding company of Sigma-Tau Group, a leading international pharmaceutical company, and certain Sigma-Tau affiliates, positions he has held since 1993. Sigma-Tau Finanziaria S.p.A. and its affiliates are collectively our largest stockholder. Mr. Bove has also held a number of senior positions in business, licensing and corporate development within Sigma-Tau Group, which has subsidiaries in most European countries and the United States. Mr. Bove obtained his law degree at the University of Parma, Italy, in 1980. In 1985, he attended the Academy of American and International Laws at the International and Comparative Law Center, Dallas, Texas.

Dr. Bowles has served as a member of our Board of Directors since 2006. He retired from his career as a thoracic surgeon in 1988. Dr. Bowles served as Dean of Medicine and Professor of Surgery at The George Washington University (“GWU”) School of Medicine and Health Sciences from 1976 to 1988 and as Vice President for Medical Affairs and Executive Dean of the GWU Medical Center from 1988 to 1992. Dr. Bowles previously served as President of the National Board of Medical Examiners, a medical accrediting organization, from 1992 to 2000. He has also been a member of the National Academy of Sciences Institute of Medicine since 1988 and currently serves as a member of several other national medical societies including: The American College of Surgeons, The American Association for Thoracic Surgery, The Society of Thoracic Surgeons, The American College of Chest Physicians, The American Gerontological Society, The Society of Medical Administrators, The College of Physicians of Philadelphia, and The Washington Academy of Surgeons. Dr. Bowles has served on the editorial board of a number of medical journals, including the Journal of Medical Education and continued on as chairman of its newly revised updated version, Academic Medicine. Dr. Bowles has been President of the District of Columbia’s medical licensing board called the Healing Arts Commission (1977-1979), and was a member of the National Library of Medicine’s Board of Regents (1982-1986), chairman (1984-1986), member of the Special Medical Advisory Group of Veterans Administration (now Dept. of Veterans Affairs) 1984-1992, chairman 1992-1994. Dr. Bowles was also chairman of the National Committee on Foreign Medical Education and Accreditation, 1994-1996. Dr. Bowles received his medical degree from Duke University and his Ph.D. in higher education from New York University.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under the NYSE Amex LLC (“AMEX”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s outside counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the AMEX, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable AMEX listing standards: Mr. Hindin, Mr. Bove, Mr. McNay and Dr. Bowles. In making this determination, the Board found that none of the these directors had a material or other disqualifying relationship with the Company. Mr. Finkelstein, the Company’s President and Chief Executive Officer, and Dr. Goldstein, the Company’s Chief Scientific Advisor, are not independent directors by virtue of their employment with the Company.
Meetings of the Board of Directors
The Board met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a separate nominating and corporate governance committee. Rather, the independent members of the full Board perform the functions of a nominating and corporate governance committee. The following table provides membership and meeting information for fiscal 2008 for each of the Board’s standing committees:

Name	Audit	Compensation

Richard Hindin	X*	X*
Joseph McNay	X	X
Mauro Bove		X
L. Thompson Bowles	X	X
Total meetings in fiscal 2008	7	4

*	Committee Chairperson
Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable AMEX rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board consists of Messrs. Hindin and McNay and Dr. Bowles, with Mr. Hindin acting as the Chairman of the committee. The Audit Committee meets no less than quarterly with management and the independent registered public accounting firm, both jointly and separately, has sole authority to hire and fire the Company’s independent registered public accounting firm, and reviews its financial reporting process on behalf of the Board. The Audit Committee met seven times during the 2008 fiscal year. The Audit Committee operates under a formal written charter available on the Company’s website at www.regenerx.com.

Each member of the Audit Committee is an independent director in accordance with both Section 121A of the AMEX listing standards and Rule 10A-3 of the Exchange Act. Furthermore, the Board has determined that Messrs. Hindin and McNay qualify as “audit committee financial experts” as defined under SEC rules.
The Audit Committee pre-approves all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008, with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
Mr. Rick Hindin, Chairman
Mr. Joseph McNay
Dr. L. Thompson Bowles
Compensation Committee
The Compensation Committee is composed of four directors: Messrs. Hindin, McNay and Bove and Dr. Bowles. All members of the Company’s Compensation Committee are independent, as independence is currently defined in Section 803A of the AMEX listing standards. The Compensation Committee met four times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.regenerx.com.
The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:
•	establishment of corporate and individual performance objectives relevant to the compensation of the Company’s chief executive officer, other executive officers and Board members;

•	evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers; and

•	administration of the Company’s equity compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with certain executive officers, including the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data and analyses of historical executive compensation levels and current Company-wide compensation levels.
Nominating and Corporate Governance
The Board does not have a standing nominating and corporate governance committee. Instead, pursuant to Section 804 of AMEX listing standards, the independent members of the Board, consisting of Messrs. Hindin, McNay and Bove and Dr. Bowles, are responsible for performing key nominating and corporate governance activities on behalf of the Board, including identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and developing and maintaining a set of corporate governance principles for the Company. All members of the Board performing the role of a nominating and corporate governance committee are independent (as independence is currently defined in Section 803A of the AMEX listing standards).
In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have sufficient information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion with sufficient time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a director designated by the Board will then initiate the search, seeking input from other directors and senior management, and will also consider any nominees previously submitted by stockholders. After identifying an initial slate of candidates satisfying the qualifications set forth above, the Board will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Board will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. The independent members of the Board nominated the six directors set forth in Proposal 1 for election at the 2009 annual meeting.

Nominations For Election To The Board
While the Board will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Pursuant to the Company’s bylaws, nominations for election as directors by stockholders at a meeting of stockholders called for the election of directors must be made in writing and delivered to the Company’s Secretary not less than fourteen days nor more than fifty days prior to the date of the meeting. If, however, notice of the meeting is given to stockholders less than twenty-one days prior to the meeting, the nominations must be received by the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth, with respect to each nominee, (i) his or her name, age, business address and, if known, residence address, (ii) his or her principal occupation or employment, and (iii) the number of shares of stock of the Company beneficially owned by the nominee. As of the date of this proxy statement, the Company has not received any such nominations from stockholders in connection with the annual meeting.
Stockholder Communications With The Board Of Directors
The Company has established procedures for its security holders to communicate directly with the Board on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the individual indicated.
Code Of Ethics
The Board expects all directors, as well as its officers and employees, to act ethically at all times and to adhere to the policies outlined in the Company’s Corporate Code of Conduct and Ethics. The Board also expects the Principal Executive Officer (the Company’s Chief Executive Officer or CEO), and Principal Financial Officer (the Company’s Chief Financial Officer or CFO) to adhere to the Company’s Code of Ethics for the Principal Executive Officer and Principal Financial Officer. These documents, as well as the Company’s charters for standing committees of the Board, can be found at www.regenerx.com. These documents are also available in print to any security holder who requests it by contacting the Company’s Investor Relations department by mail at RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, by telephone at 301-280-1992, or by e-mail to info@regenerx.com.

Proposal 2
Ratification Of Selection Of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Reznick has audited the Company’s financial statements since 2000. Representatives of Reznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Reznick as the Company’s independent auditors. However, the Audit Committee is submitting the selection of Reznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Reznick. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2007 by Reznick Group, P.C., our independent registered public accounting firm. All such fees described below were approved by the audit committee.

	2008	2007

Audit fees	$51,000	$46,000

Audit-related fees(1)	—	2,850

Tax fees(2)	11,650	7,000

All other fees(3)	—	10,000

Total Fees	$62,650	$65,280

(1)	Audit-related fees include fees for reviews and consents necessary to engage in equity transactions.

(2)	Tax fees include the preparation and filing of our corporate federal and state income tax returns.

(3)	All other fees represent the cost of an executive compensation survey during 2007.

Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Reznick Group, P.C. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the audit committee on the status of actual costs for approved services against the approved amounts.
The audit committee has determined that the rendering of the services other than audit services by Reznick Group P.C. is compatible with maintaining that firm’s independence.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Security Ownership Of
Certain Beneficial Owners And Management
The following table sets forth certain information regarding the ownership of our common stock as of May 15, 2009 by (i) each director; (ii) each of the named executive officers; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for all directors and executive officers is c/o RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, MD 20814.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total

5% Stockholders:

Entities affiliated with Sigma-Tau Finanziaria, S.p.A. Via Sudafrica, 20, Rome, Italy 00144	27,601,413	(2)	47.7%

Named Executive Officers and Other Directors:

J.J. Finkelstein	2,192,764	(3)	4.0%
Allan L. Goldstein	2,201,067	(4)	4.0%
Richard J. Hindin	1,784,084	(5)	3.3%
Joseph C. McNay	1,525,623	(6)	2.8%
Mauro Bove	186,078	(7)	*
L. Thompson Bowles	112,421	(8)	*
C. Neil Lyons	228,446	(9)	*
David R. Crockford	308,750	(8)	*

All directors and executive officers as a group (8 persons)	8,549,233	(10)	15.0%

*	Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 54,675,122 shares of common stock outstanding on May 15, 2009, as described further in these footnotes, adjusted as required by rules promulgated by the SEC.

(2)
Consists of 984,615 shares of common stock held of record and 246,154 shares of common stock issuable upon exercise of warrants held by Sigma-Tau Finanziaria, S.p.A. (“Sigma-Tau”) that are exercisable within 60 days of May 15, 2009; 12,011,185 shares of common stock held of record and 589,481 shares of common stock issuable upon exercise of warrants held by Defiante Farmaceutica LDA (“Defiante”), a subsidiary of Sigma-Tau, that are exercisable within 60 days of May 15, 2009; 4,740,082 shares of common stock held of record and 1,061,820 shares of common stock issuable upon exercise of warrants held by Inverlochy-Consultadoria e Servicos (S.U.) LDA (“Inverlochy”), an entity wholly owned by Claudio Cavazza, who directly and indirectly owns 57% of Sigma-Tau, that are exercisable within 60 days of May 15, 2009; and 6,643,098 shares of common stock held of record and 1,324,978 shares of common stock issuable upon exercise of warrants held by Chaumiere-Consultadoria e Servicos SDC Unipessoal LDA (“Chaumiere”), an indirect wholly-owned subsidiary of Aptafin S.p.A., which is owned by Paolo Cavazza and members of his family, that are exercisable within 60 days of May 15, 2009. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau.

(3)
Consists of 1,403,138 shares of common stock held of record by Mr. Finkelstein and 38,500 shares of common stock held of record by Mr. Finkelstein’s minor daughter over which Mr. Finkelstein shares voting and dispositive power. Also includes 751,126 shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

(4)	Consists of 1,708,846 shares of common stock held of record by Dr. Goldstein and 492,221 shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

(5)	Consists of 1,592,710 shares of common stock held of record by Mr. Hindin and 191,374 shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

(6)	Consists of 1,339,111 shares of common stock held of record by Mr. McNay and 186,512 shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

(7)
Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009. Mr. Bove is an officer of Sigma-Tau, but he has no beneficial ownership over the reported securities as he has no voting or dispositive power with respect to the securities held by Sigma-Tau and its affiliates described in Note 2 above.

(8)	Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

(9)	Consists of 10,000 shares of common stock held of record by Mr. Lyons and 228,446 shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

(10)	Consists of 6,092,305 shares of common stock held of record and 2,456,928 shares of common stock issuable upon exercise of options exercisable within 60 days of May 15, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of their ownership of our equity securities and reports of any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose any late filings or failures to file. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of the Company, based solely on its review of the copies of such reports furnished to the Company, and written representations that no other reports were required, the Company believes that during the past fiscal year its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

Executive Compensation
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our chief executive officer and our two other most highly compensated executive officers during 2008 who were serving as executive officers at December 31, 2008. For purposes of this proxy statement, we refer to these officers as the named executive officers.

					Non-Equity
					Incentive
				Option	Plan	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
		($)	($)	($)	($)	($)	($)
Mr. J.J. Finkelstein,	2008	299,520	22,464	132,981	14,976	17,690	487,631
President and Chief Executive Officer	2007	299,520	22,464	116,808	22,464	17,322	478,578
Mr. C. Neil Lyons,	2008	200,817	12,152	158,363	10,127	8,508	389,967
Chief Financial Officer	2007	194,432	11,798	145,424	11,798	7,268	370,720
Mr. David R. Crockford,	2008	209,203	12,613	130,270	10,511	11,681	374,278
Vice President, Clinical and	2007	202,792	12,246	120,574	12,246	11,425	359,283
Regulatory Affairs

(1)	Reflects base salary before pretax contributions and therefore includes compensation deferred under our 401(k) plan.

(2)	Reflects the discretionary portion of our bonus plan.

(3)
These amounts reflect expense recognized by us for a portion of the current and prior year option awards, adjusted to assume no forfeitures of the awards. Reference is made to Note 2, “Summary of Significant Accounting Policies,” to our financial statements for the year ended December 31, 2008, which identifies assumptions made in the valuation of option awards in accordance with SFAS No. 123(R).

(4)	Reflects amounts earned under our bonus plan subject to the achievement of corporate performance goals.

(5)	Primarily reflects our match of executive compensation deferrals into our 401(k) plan, along with supplemental life and disability insurance premiums. None of the individual items exceeded $10,000.

Outstanding Equity Awards at December 31, 2008
The following table shows certain information regarding outstanding equity awards at December 31, 2008 for the named executive officers, all of which were stock options.

		Number of
		Shares	Number of Shares
		Underlying	Underlying
		Unexercised	Unexercised	Option Exercise
	Option Grant	Options (#)	Options (#)	Price	Option
Name	Date	Exercisable	Unexercisable	($)	Expiration Date	Note
Mr. Finkelstein	1/1/2002	500,000	—	0.33	1/1/2012
	4/1/2005	75,000	25,000	3.21	4/1/2015	(1)
	3/15/2007	31,250	93,750	2.34	3/15/2014	(1)
	4/15/2008	—	125,000	1.15	4/15/2015	(1)
Mr. Lyons	4/7/2005	99,999	100,001	3.10	4/7/2015	(2)
	3/15/2007	18,750	56,250	2.34	3/15/2014	(1)
	6/15/2008	—	75,000	1.50	6/15/2015	(1)
Mr. Crockford	7/1/2003	15,000	—	1.07	7/1/2013
	1/1/2004	87,500	37,500	0.86	1/1/2014	(3)
	4/1/2005	45,000	55,000	3.21	4/1/2015	(3)
	5/25/2005	11,250	13,750	3.82	5/25/2015	(3)
	1/16/2007	12,500	37,500	2.15	1/16/2014	(3)
	3/15/2007	18,750	56,250	2.34	3/15/2014	(1)
	4/15/2008	—	75,000	1.15	4/15/2015	(1)

(1)	This option vests in equal installments on the first four anniversaries of the grant date.

(2)	This option vests in equal installments on the first six anniversaries of the grant date.

(3)	This option vests on the first five anniversaries of the grant date in the following installments: 10%, 15%, 20%, 25%, 30%.
Employment Agreements; Potential Payments Upon Termination or Change in Control
We are party to written employment agreements with our named executive officers. These employment agreements contain severance and other provisions that may provide for payments to the named executive officers following termination of employment with us in specified circumstances. The following is a summary of the material terms of these employment agreements with our named executive officers.
J.J. Finkelstein. We entered into an employment agreement with Mr. Finkelstein in January 2002 for him to serve as our president and chief executive officer. Mr. Finkelstein’s employment agreement had an initial three-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Finkelstein elect not to renew it. The agreement was amended and restated during 2008 primarily in order to make changes intended to comply with Section 409A of the Internal Revenue Code (the “Code”) and was further amended in 2009 to reduce Mr. Finkelstein’s base salary and to make other specified changes. Under the employment agreement, as amended to date, Mr. Finkelstein’s base salary has been reduced from $299,520 to $194,350, effective as of April 1, 2009. Mr. Finkelstein’s salary may not be adjusted downward without his written consent, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. Mr. Finkelstein is also eligible to receive an annual bonus in an amount established by the board of directors and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also provide him with $1 million in life and disability insurance.
Mr. Finkelstein is also eligible to receive options to purchase common stock under our Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan”). The decision to grant any such options and the terms of such options are within the discretion of our board of directors or the compensation committee thereof. Through December 31, 2008, we had granted to Mr. Finkelstein options to purchase an aggregate of 850,000 shares of our common stock, which generally vest over four years from their respective dates of grant. In April 2009, in exchange for Mr. Finkelstein’s agreement to reduce his base salary, we granted Mr. Finkelstein an additional option to purchase 172,122 shares of our common stock, which option will vest, subject to the terms of the option, in quarterly installments through December 31, 2009. However, in the event that prior to December 31, 2009 we restore Mr. Finkelstein’s salary to at least the amount in effect at March 31, 2009, no additional vesting will occur with respect to the option thereafter, except that daily pro-rata vesting will be credited for the period since the date of the last vesting installment and any unvested portion of the option would terminate at that time. All vested options are generally exercisable for a period of time following any termination of Mr. Finkelstein’s employment as may be set forth in the 2000 Plan or in any option agreement between Mr. Finkelstein and us.

In the event that Mr. Finkelstein’s employment is terminated by us without “cause” or by Mr. Finkelstein for “good reason,” each as defined in his employment agreement, or if Mr. Finkelstein voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Mr. Finkelstein’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Finkelstein will be entitled to receive (i) a lump sum severance payment equal to his annual base salary then in effect (or if his base salary is less than the amount in effect as of March 31, 2009, the base salary in effect as of March 31, 2009), plus (ii) any earned bonus, and (iii) if he timely elects and remains eligible for continuation of healthcare benefits, that portion of the continued healthcare premiums that we were paying prior to the date of termination for a period of 12 months, in each case less applicable taxes and withholdings. If Mr. Finkelstein’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2008, he would have been entitled to receive a lump sum payment of $299,520, less taxes and withholdings, plus continuation of healthcare benefits with a value of $9,708.
In addition, if Mr. Finkelstein’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the 2000 Plan or in Mr. Finkelstein’s employment agreement, then the unvested portion of Mr. Finkelstein’s options to purchase 850,000 shares of common stock outstanding as of December 31, 2008 would accelerate in full. Upon these occurrence of either of these events, Mr. Finkelstein’s option granted in April 2009 would not accelerate, but Mr. Finkelstein would receive daily pro-rata vesting through the date of the triggering event.
C. Neil Lyons. We entered into an employment agreement with Mr. Lyons in April 2007 for him to serve as our chief financial officer. Mr. Lyons’ employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Lyons elect not to renew it. The agreement was amended and restated during 2008 primarily in order to make changes intended to comply with Section 409A of the Code and was further amended in 2009 to reduce Mr. Lyons’ base salary and to make other specified changes. Under the employment agreement, as amended to date, Mr. Lyons’ base salary has been reduced from $202,537 to $131,649, effective as of April 1, 2009. Mr. Lyons is also eligible to receive an annual bonus in an amount established by the board of directors and chief executive officer and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also reimburse Mr. Lyons for two-thirds of his annual term life insurance premium, for term life insurance coverage not to exceed two times his annual base salary.
Mr. Lyons is also eligible to receive options to purchase common stock under the 2000 Plan. The decision to grant any such options and the terms of such options are within the discretion of our board of directors or the compensation committee thereof. Through December 31, 2008, we had granted to Mr. Lyons options to purchase an aggregate of 350,000 shares of our common stock, which vest over periods between four and six years from their respective dates of grant. In April 2009, in exchange for Mr. Lyons’ agreement to reduce his base salary, we granted Mr. Lyons an additional option to purchase 116,592 shares of our common stock, which option will vest, subject to the terms of the option, in quarterly installments through December 31, 2009. However, in the event that prior to December 31, 2009 we restore Mr. Lyons’ salary to at least the amount in effect at March 31, 2009, no additional vesting will occur with respect to the option thereafter, except that daily pro-rata vesting will be credited for the period since the date of the last vesting installment and any unvested portion of the option would terminate at that time. All vested options are generally exercisable for a period of time following any termination of Mr. Lyons’ employment as may be set forth in the 2000 Plan or in any option agreement between Mr. Lyons and us.
In the event that Mr. Lyons’ employment is terminated by us without “cause” as defined in his employment agreement, or if Mr. Lyons voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Mr. Lyons’ entering into and not revoking a release of claims in a form acceptable to us, Mr. Lyons will be entitled to receive (i) severance payments equal to his annual base salary then in effect (or if his base salary is less than the amount in effect as of March 31, 2009, the base salary in effect as of March 31, 2009), plus (ii) any earned bonus, and (iii) if he timely elects and remains eligible for continuation of healthcare benefits, that portion of the continued healthcare premiums that we were paying prior to the date of termination for a period of 12 months, in each case less applicable taxes and withholdings. If Mr. Lyons’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2008, he would have been entitled to receive severance payments of $202,537, less taxes and withholdings, plus continuation of healthcare benefits with a value of $18,024.

In addition, if Mr. Lyons’ employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the 2000 Plan or in Mr. Lyons’ employment agreement, then the unvested portion of Mr. Lyons’ options to purchase 350,000 shares of common stock outstanding as of December 31, 2008 would accelerate in full. Upon these occurrence of either of these events, Mr. Lyons’ option granted in April 2009 would not accelerate, but Mr. Lyons would receive daily pro-rata vesting through the date of the triggering event.
David R. Crockford. We entered into an employment agreement with Mr. Crockford in March 2005 for him to serve as our vice president of clinical and regulatory affairs. Mr. Crockford’s employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Crockford elect not to renew it. The agreement was amended and restated during 2008 primarily in order to make changes intended to comply with Section 409A of the Code and was further amended in 2009 to make technical revisions. Under the employment agreement, as amended to date, Mr. Crockford’s base salary is $210,223. Mr. Crockford is also eligible to receive an annual bonus in an amount established by the board of directors and chief executive officer and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also reimburse Mr. Crockford for two-thirds of his annual term life insurance premium, for term life insurance coverage not to exceed two times his annual base salary.
Mr. Crockford is also eligible to receive options to purchase common stock under the 2000 Plan. The decision to grant any such options and the terms of such options are within the discretion of our board of directors or the compensation committee thereof. Through December 31, 2008, we had granted to Mr. Crockford options to purchase an aggregate of 465,000 shares of our common stock, which vest over periods between four and five years from their respective dates of grant. All vested options are generally exercisable for a period of time following any termination of Mr. Crockford’s employment as may be set forth in the 2000 Plan or in any option agreement between Mr. Crockford and us.
In the event that Mr. Crockford’s employment is terminated by us without “cause” as defined in his employment agreement, or if Mr. Crockford voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Mr. Crockford’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Crockford will be entitled to receive (i) severance payments equal to his annual base salary then in effect, plus (ii) any earned bonus, and (iii) if he timely elects and remains eligible for continuation of healthcare benefits, that portion of the continued healthcare premiums that we were paying prior to the date of termination for a period of 12 months, in each case less applicable taxes and withholdings. If Mr. Crockford’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2008, he would have been entitled to receive severance payments of $210,223, less taxes and withholdings, plus continuation of healthcare benefits with a value of $15,372. In addition, upon a “change in control,” all of Mr. Crockford’s unvested options will accelerate in full, but there is no such acceleration upon a termination without cause.

Equity Compensation Plan Information
The following table provides information as of December 31, 2008 about the securities authorized for issuance to our employees, directors and other eligible participants under our equity compensation plans, consisting solely of the 2000 Plan. Under the 2000 Plan, the Board of Directors, or the compensation committee thereof, may grant options to purchase shares of our common stock. Options may only be granted to our directors, officers, employees, consultants or advisors, and no single participant can receive options for more than 450,000 shares in any one year. The exercise price and term of any grant is determined at the time of grant but may not be less than the fair market value of our common stock on the date of the grant, and the term of an option may not exceed ten years. There are currently 6,500,000 shares authorized for issuance under the 2000 Plan.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	first column)

Equity compensation plans approved by stockholders	4,117,500	$1.72	2,347,500

Equity compensation plans not approved by stockholders	—	—	—

Total	4,117,500	$1.72	2,347,500

Post-Employment Compensation
We do not maintain any plans providing for payment or other benefits at, following, or in connection with retirement other than a 401(k) plan made available to all employees. In addition, we do not maintain any non-qualified deferred compensation plans.
2008 Director Compensation
The following table sets forth certain information for the fiscal year ended December 31, 2008 with respect to the compensation of our directors. Mr. Finkelstein’s compensation is disclosed in the Summary Compensation Table above, and he does not receive any additional compensation for his service as a director. Dr. Goldstein is our Chief Scientific Advisor and his compensation for that position is set forth in the table below. He does not receive any additional compensation for his service as a director.
During 2008, each non-employee director was eligible to receive an annual cash retainer of $13,905. Effective April 1, 2009, this annual retainer was reduced to $9,038. In 2008, the chairman of each of our audit committee and compensation committee received a supplemental annual cash retainer of $10,300, which retainer was reduced to $6,695 as of April 1, 2009. Mr. Hindin currently serves as the chairman of each of these committees.
During 2008, directors also received a cash payment of $1,288 for each board meeting attended in person and $412 for each meeting attended by telephone. Effective April 1, 2009, these amounts were reduced to $837 and $268, respectively. During 2008, members of each committee of the board of directors received a cash payment of $515 for each committee meeting attended, whether in person or by telephone, which amount was reduced to $335 effective as of April 1, 2009.
Additionally, non-employee directors receive a nonqualified stock option under the 2000 Plan to purchase 15,000 shares of common stock upon their re-election as a director at each annual meeting of stockholders. Newly elected or appointed non-employee directors receive a nonqualified stock option under the 2000 Plan to purchase 35,000 shares of common stock. All options granted to directors under this policy vest over four years, with 25% of the shares underlying the option vesting on the first through fourth anniversaries of the date of grant.
In connection with the reduction of the cash fees payable to our non-employee directors as of April 1, 2009 as described above, in April 2009 we granted options to Mr. Hindin, Mr. McNay, Mr. Bove and Dr. Bowles to purchase 26,624 shares, 12,036 shares, 10,732 shares and 14,765 shares, respectively, at an exercise price of $0.57 per share. These options will vest, subject to their terms, in quarterly installments through December 31, 2009. However, in the event that prior to December 31, 2009 we restore the non-employee director fees to at least the amounts in effect at March 31, 2009, then no additional vesting will occur with respect to these April 2009 options thereafter, except that daily pro-rata vesting will be credited for the period since the date of the last vesting installment and any unvested portion of the option would terminate at that time.
We also reimburse directors for expenses incurred in attending meetings of the board and other events attended on our behalf and at our request.

Director Compensation for Fiscal 2008

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards	Compensation		Total
	($)	($)(1)	($)		($)

Dr. Goldstein	—	108,786	206,206	(2)	314,996
Mr. Hindin	45,631	60,922	—		106,553
Dr. Bowles	25,031	91,210	—		116,241
Mr. McNay	20,600	60,922	—		81,522
Mr. Bove	18,386	60,922	—		79,308

(1)
These amounts reflect expense recognized by us in 2008 for a portion of the current and prior year option awards to directors, adjusted to assume no forfeiture of the awards. Reference is made to Note 2, “Summary of Significant Accounting Policies,” to our financial statements for the year ended December 31, 2008, which identifies assumptions made in the valuation of option awards in accordance with SFAS No. 123(R). At December 31, 2008, Messrs. Hindin, McNay and Bove each held 205,000 unexercised stock options, Dr. Bowles held 130,000 unexercised stock options, and Dr. Goldstein held 550,000 unexercised stock options.

(2)
In addition to being Chairman of our Board of Directors, Dr. Goldstein also serves as our Chief Scientific Advisor. In this capacity, Dr. Goldstein received a base salary of $187,460 for 2008, a bonus of $7,498 based on the achievement of corporate performance goals and a discretionary cash bonus of $11,248. In April 2009, Dr. Goldstein’s employment agreement was amended to reduce his base salary to $121,849. Under Dr. Goldstein’s employment agreement, in the event that his employment is terminated by us without “cause,” as defined in his employment agreement, or if he voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Dr. Goldstein’s entering into and not revoking a release of claims in a form acceptable to us, Dr. Goldstein will be entitled to receive a lump sum severance payment equal to his annual base salary then in effect (or if his base salary is less than the amount in effect as of March 31, 2009, the base salary in effect as of March 31, 2009), plus any earned bonus as of the date of termination, in each case less applicable taxes and withholdings. Dr. Goldstein is not entitled to receive any continuing health and welfare benefits as part of our severance obligation to him. If Dr. Goldstein’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2008, he would have been entitled to receive a lump sum payment of $187,460, less taxes and withholdings. Dr. Goldstein is also eligible to receive options to purchase common stock under the 2000 Plan. The decision to grant any such options and the terms of such options are within the discretion of our board of directors or the compensation committee thereof. Through December 31, 2008, we had granted to Dr. Goldstein options to purchase an aggregate of 550,000 shares of our common stock, which vest over periods between three and four years from their respective dates of grant. In April 2009, in exchange for Dr. Goldstein’s agreement to reduce his base salary, we granted Dr. Goldstein an additional option to purchase 107,913 shares of our common stock, which option will vest, subject to the terms of the option, in quarterly installments through December 31, 2009. However, in the event that prior to December 31, 2009 we restore Dr. Goldstein’s salary to at least the amount in effect at March 31, 2009, no additional vesting will occur with respect to the option thereafter, except that daily pro-rata vesting will be credited for the period since the date of the last vesting installment and any unvested portion of the option would terminate at that time. In addition, if Dr. Goldstein’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the 2000 Plan or in Dr. Goldstein’s employment agreement, then the unvested portion of Dr. Goldstein’s options to purchase 550,000 shares of common stock outstanding as of December 31, 2008 would accelerate in full. Upon these occurrence of either of these events, Dr. Goldstein’s option granted in April 2009 would not accelerate, but he would receive daily pro-rata vesting through the date of the triggering event. All vested options are generally exercisable for a period of time following any termination of Dr. Goldstein’s employment as may be set forth in the 2000 Plan or in any option agreement between Dr. Goldstein and us.

Transactions With Related Persons
Since January 1, 2008, we have entered into three financing transactions with Sigma-Tau and its affiliates as described below. As described above, Mr. Bove is an officer of Sigma-Tau. Each of these transactions was approved by our Board of Directors and our audit committee, following disclosure of Mr. Bove’s potential interests in these transactions.
On February 29, 2008, pursuant to Securities Purchase Agreements dated as of February 27, 2008 (the “February 2008 Purchase Agreements”) between us and each of Chaumiere and Inverlochy (collectively, the “Purchasers”), Chaumiere purchased 2,500,000 shares of our common stock and Inverlochy purchased 2,500,000 shares of our common stock for a purchase price of $1.00 per share in a private placement. The February 2008 Purchase Agreements provide that (i) the Purchasers may not transfer the shares through December 31, 2010 (the “Restricted Period”) except for transfers to Affiliates (as defined therein), (ii) we, rather than the Purchasers, have all voting rights in respect of the shares during the Restricted Period, and (iii) we shall have the right to repurchase the shares at any time during the Restricted Period at a price of $2.00 per share, with respect to any repurchases made on or prior to December 31, 2009, and at a price of $2.50 per share with respect to any repurchases made between January 1, 2010 and December 31, 2010. In consideration for the purchase of such shares, on February 29, 2008, we issued warrants (i) to Inverlochy to purchase 500,000 shares of common stock and (ii) to Chaumiere to purchase 500,000 shares of common stock, in each case exercisable at a price of $1.60 per share. One-third of the warrants vested on February 29, 2008, one-third vested on December 31, 2008, and one-third is scheduled to vest on December 31, 2009. However, should we repurchase all of the shares sold under the February 2008 Purchase Agreements prior to December 31, 2009, any unvested warrants would terminate as of the date of repurchase.
On December 10, 2008, pursuant to Securities Purchase Agreements dated as of December 10, 2008 (the “December 2008 Purchase Agreements”) between us and each of Chaumiere and Inverlochy, Chaumiere purchased 1,034,482 shares of common stock and Inverlochy purchased 1,034,482 shares of common stock for a purchase price of $1.45 per share in a private placement. The December 2008 Purchase Agreements provide that (i) the Purchasers may not transfer the shares through December 31, 2011 except for transfers to Affiliates (as defined therein) and (ii) we, rather than the Purchasers, have all voting rights in respect to the shares through December 31, 2011. In consideration for the purchase of such shares, on December 10, 2008 we issued warrants (i) to Inverlochy to purchase 372,552 shares of common stock and (ii) to Chaumiere to purchase 372,552 shares of common stock, in each case vested upon issuance and exercisable at a price of $1.74 per share, in whole or in part, at any time and from time to time until December 31, 2011.
On April 30, 2009, pursuant to a Securities Purchase Agreement dated as of April 13, 2009 (the “April 2009 Purchase Agreement”) between us and Chaumiere, Chaumiere purchased 1,052,631 shares of common stock for a purchase price of $0.57 per share in a private placement. The April 2009 Purchase Agreement provides that (i) Chaumiere may not transfer the shares through April 30, 2012 except for transfers to Affiliates (as defined therein) and (ii) we, rather than Chaumiere, have all voting rights in respect to any shares issued under the April 2009 Purchase Agreement through April 30, 2012. In consideration for the purchase of such shares, on April 30, 2009 we issued a fully vested warrant to Chaumiere to purchase 263,158 shares of common stock, exercisable at a price of $0.91 per share, in whole or in part, at any time and from time to time until April 30, 2012.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to the Company’s Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Allan L. Goldstein, Ph.D.
Chairman of the Board
Bethesda, Maryland
June 16, 2009

REGENERX BIOPHARMACEUTICALS, INC. 3 BETHESDA METRO CENTER, STE. 630 BETHESDA, MD 20814
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15410-P82717	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGENERX BIOPHARMACEUTICALS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” each of the nominees for Director and “FOR” Proposal 2.
	O	O	O

Vote On Directors 1. Election of Directors

Nominees: 01) J.J. Finkelstein 04) L. Thompson Bowles 02) Allan L. Goldstein 05) Richard J. Hindin 03) Joseph C. McNay 06) Mauro Bove

	For	Against	Abstain
Vote on Proposal
2.	Ratify the selection by the Audit Committee of Reznick Group, P.C., as the Independent Registered Public Accounting Firm for RegeneRx Biopharmaceuticals, Inc., for the fiscal year ending December 31, 2009.
	O	O	O

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M15411-P82717

PROXY
2009 Annual Meeting of Stockholders-July 29, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
REGENERX BIOPHARMACEUTICALS, INC.
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on July 29, 2009 and the Proxy Statement and appoints J.J. Finkelstein, Richard J. Hindin and C. Neil Lyons and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of RegeneRx Biopharmaceuticals, Inc., which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2009 Annual Meeting of Stockholders to be held at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND A VOTE FOR PROPOSAL 2. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
Items to be voted appear on reverse side